                                                                            Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-54104 and 33-29220) of Old Republic International Corporation of our report dated June 26, 2006 relating to the financial statements of Old Republic International Corporation Employees Savings and Stock Ownership Plan as of and for the year ended December 31, 2005, which appears in this Form 11-K.

                                                            /s/ PricewaterhouseCooper LLC

Chicago, Illinois
June 28, 2007